                               VOTING AGREEMENT

                         REGARDING VOTING OF SHARES OF

                                RENDITION, INC.



     This Voting Agreement Regarding Voting of Shares of Rendition, Inc. (the "Voting Agreement") is made and entered into as of June 22, 1998 (the "Effective Date") between Micron Technology, Inc., a Delaware corporation (Micron"), and each of the undersigned shareholders (collectively, the "Shareholders" and individually a "Shareholder") of Rendition, Inc., a California corporation ("Rendition").

                                   RECITALS

     A. This Voting Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of June 22, 1998, as such may be amended (the "Plan of Reorganization"), entered into by and between Micron and Rendition. The Plan of Reorganization provides, among other things, for the statutory merger of Rendition with and into Micron (the "Merger"), in accordance with the terms and conditions of the Plan of Reorganization and the Agreement of Merger to be entered into between Micron and Rendition in the form attached to the Plan of Reorganization (the "Agreement of Merger"). The Plan of Reorganization and the Agreement of Merger are collectively referred to herein as the "Merger Agreements." Capitalized terms used herein and not defined herein shall have the meanings that such terms have in the Plan of Reorganization.

     B. The Merger Agreements provide for the conversion of all of the issued and outstanding stock of Rendition at the Effective Time of the Merger into shares of Micron Common Stock, all as more particularly set forth in the Merger Agreements.

     C. As a condition to the willingness of Micron to enter into the Plan of Reorganization, Micron has required that each of the Shareholders agree, and in order to induce Micron to enter into the Plan of Reorganization each of the Shareholders has agreed, to enter into this Voting Agreement.

                                   AGREEMENT

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  VOTING OF RENDITION SECURITIES
    ------------------------------

     1.1  Rendition Securities.  Exhibit A hereto sets forth all shares of
          --------------------
Rendition capital stock and any other securities of Rendition owned by each Shareholder, including all securities of Rendition as to which such Shareholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of Rendition granted to or held by such Shareholder (such shares of Rendition capital stock, rights, options and warrants to acquire shares of Rendition capital stock and other securities of Rendition are hereinafter collectively referred to as "Rendition Stock"). As used herein, the term "New Rendition Securities" means, collectively, any and all shares of Rendition capital stock, other securities of Rendition and rights, options and warrants to acquire shares of Rendition capital stock and other securities of Rendition that a Shareholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Voting Agreement and prior to the Expiration Date (as defined below). All New Rendition Securities will be subject to the terms of this Voting Agreement to the same extent and in the same manner as if they were Rendition Stock. The Rendition Stock and the New Rendition Securities shall be collectively referred to herein as the "Rendition Securities." As used herein, the term "Expiration Date" means the earliest to occur of (i) the Effective Time of the Merger, or (ii) such time as the Plan of Reorganization is terminated in accordance with its terms.

     1.2  Voting Agreement.  Each Shareholder hereby agrees with Micron that,
          ----------------
prior to the Expiration Date, at any meeting of the shareholders of Rendition, however called, and in any action by written consent of shareholders of Rendition, unless otherwise directed or authorized in writing by Micron, such Shareholder shall vote all of such Shareholder's Rendition Securities in favor of the Merger, the execution and delivery by Rendition of the Merger Agreements and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreements and any action required in furtherance hereof and thereof.

     Each Shareholder further agrees that prior to the Expiration Date, such Shareholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 1.2.

     1.3  Proxy; Further Assurances.
          -------------------------

          (a) Contemporaneously with the execution of this Voting Agreement, each Shareholder shall deliver to Micron a proxy in the form attached hereto as Exhibit B, which shall be irrevocable to the fullest extent permitted by law, with respect to the Rendition Securities (the "Proxy").

          (b) Each Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Micron the power to carry out and give effect to the provisions of this Voting Agreement.

2.   WAIVER OF DISSENTERS' RIGHTS
     ----------------------------

     Each Shareholder hereby waives any dissenters' rights that such Shareholder may have in connection with the Merger.

3.   NO SOLICITATION
     ---------------

     Each Shareholder covenants and agrees with Micron that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, such Shareholder shall not, directly or indirectly: (i) solicit or initiate discussions or engage in negotiations with any person other than Micron or take any action intended, designed or reasonably likely to facilitate the efforts of any person, other than Micron or its affiliates, relating to the possible acquisition of Rendition (whether by way of merger, purchase of its capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets ("Acquisition Proposal"), (ii) furnish any nonpublic information regarding Rendition to any person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any person with respect to any Acquisition Proposal; (iv) endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other similar document or any contract contemplating or otherwise relating to any Acquisition Proposal. Each Shareholder shall immediately cease any existing discussions with any persons other than Micron that relate to any Acquisition Proposal.

4.   OBLIGATIONS AS A DIRECTOR AND/OR OFFICER OF RENDITION
     -----------------------------------------------------

     If at any time prior to the Expiration Date a Shareholder or a representative of a Shareholder is a member of the Board of Directors of Rendition (a "Director") or an officer of Rendition, nothing in this Agreement shall limit or restrict any such Director or officer in acting in such person's capacity as a Director or officer, as the case may be, of Rendition and in the exercise of such person's fiduciary duties and responsibilities in such capacity, it being agreed and understood that this Agreement shall apply to such Shareholder solely in such Shareholder's capacity as a shareholder of Rendition and shall not apply to any Director's or officer's actions, judgments or decisions as a Director or officer of Rendition. Each Director and officer of Rendition shall be presumed to be acting in such person's capacity as a Director or officer, as the case may be, of Rendition absent clear and convincing evidence to the contrary.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDERS
     ---------------------------------------------------------

     5.1  Representations, Warranties and Covenants of Shareholder.  Each
          --------------------------------------------------------
Shareholder represents, warrants and covenants as follows:

          (a)  Authority.  Shareholder has full power and authority to enter
               ---------
into, execute, deliver and perform Shareholder's obligations under this Voting Agreement and to make the representations, warranties and covenants herein contained.

          (b)  Rendition Securities Owned.  Except as otherwise disclosed in the
               --------------------------
Rendition Disclosure Letter, at the date hereof, all the Rendition Stock owned by Shareholder is, and at all times until and through the Expiration Date all the Rendition Securities owned by Shareholder will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances.

          (c)  Transfers of Rendition Securities.  From the Effective Date and
               ---------------------------------
through and including the Expiration Date, if Shareholder sells, transfers, encumbers or otherwise disposes of any Rendition Securities, Shareholder shall
(i) provide written notice to Micron, as provided herein, immediately prior to any such sale, transfer, encumbrance or other disposition, except in connection with an exchange of Rendition Securities for securities of Micron in connection with the consummation of the Merger in accordance with the terms of the Merger Agreements, (ii) if requested by Micron, require the purchaser or other transferee of any such securities to be bound by all of the terms and obligations of this Voting Agreement, and (iii) if requested by Micron, provide assurances, acceptable to Micron in its reasonable discretion, that such sale, transfer, encumbrance or other disposition will not prevent the Merger from being accounted for as a pooling-of-interests.

          (d)  Further Assurances.  Shareholder agrees to execute and deliver
               ------------------
any additional documents reasonably necessary or desirable, in the opinion of Micron, to carry out the purposes and intent of this Voting Agreement.

6.   MISCELLANEOUS
     -------------

     6.1  Notices.  Any notice or other communication required or permitted to
          -------
be given under this Voting Agreement will be in writing, will be delivered personally, by telecopier (with a hard copy also mailed), or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, one business day after transmission by telecopier with confirmation of receipt, or three (3) days after deposit in the mails, if mailed, to the following addresses:

                              (i)  If to Micron:
                                   Micron Technologies, Inc.
                                   8000 S. Federal Way
                                   Boise, ID  83716-9632
                                   Attention:  General Counsel

                                   With a copy to:
                                   Chris Anderson
                                   Holland & Hart, LLP
                                   215 South State Street, Suite 500
                                   Salt Lake City, UT  84111-2346

                              (ii) If to a Shareholder:
                                   To the address for such Shareholder set forth on Exhibit A hereof,

                                   With a copy to:

                                   Susan Dunn
                                   Fenwick & West LLP
                                   Two Palo Alto Square
                                   Palo Alto, California 94306

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 6.1.

     6.2  Termination.  This Voting Agreement shall be terminated and shall be
          -----------
of no further force and effect upon the termination of the Plan of Reorganization pursuant to its terms.

     6.3  Counterparts.  This Voting Agreement may be executed in any number of
          ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Voting Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     6.4  Assignment; Binding Upon Successors and Assigns.  Neither party hereto
          -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Voting Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     6.5  Waiver and Amendment.  The waiver by a party of any breach hereof or
          --------------------
default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Voting Agreement may be amended by the parties hereto upon the execution and delivery of a written agreement executed by the parties hereto.

     6.6  Governing Law.  The internal laws of the State of California
          -------------
(irrespective of its choice of law principles) will govern the validity of this Voting Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     6.7  Severability.  If any term, provision, covenant or restriction of this
          ------------
Voting Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated. The parties further agree to replace such invalid or unenforceable term with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

     6.8  Construction of Agreement.  This Voting Agreement has been negotiated
          -------------------------
by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section will mean a Section in this Voting Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Voting Agreement which will be considered as a whole.

     6.9  Attorneys' Fees.  Should suit be brought to enforce or interpret any
          ---------------
part of this Voting Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     6.10  Specific Performance; Injunctive Relief.  The parties hereto
           ---------------------------------------
acknowledge that Micron will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore it is agreed that, in addition to any other remedies that may be available to Micron upon any such violation, Micron shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Micron at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first set forth above.

MICRON:

Micron Technology, Inc.,


By: /s/ Steven R. Appleton
Name: Steven R. Appleton
Title: Chairman, CEO and President


SHAREHOLDERS:

InterWest Partners V, L.P.

By: /s/ Philip T. Gianos
Name: Philip T. Gianos
Title:  General Partner
Company:  InterWest Management Partners
Its:   General Partner


InterWest Investors V, L.P.

By: /s/ Philip T. Gianos
Name: Philip T. Gianos
Title:  General Partner
Company:  InterWest Management Partners V, L.P.
Its:  General Partner


MATRIX PARTNERS III, L.P.

By: /s/ Joseph D. Rizzi
Name:  Joseph D. Rizzi
Title:  General Partner
Company:  Matrix Partners III, L.P.

ENTERPRISE PARTNERS III, L.P.

By: /s/ Charles Martin
Name: Charles Martin
Title:  General Partner
Company:  Enterprise Management Partners III
Its:  General Partner


ENTERPRISE PARTNERS III ASSOCIATES, L.P.

By: /s/ Charles Martin
Name: Charles Martin
Title:  General Partner
Company:  Enterprise Management partners III
Its:  General Partner


APA EXCELSIOR IV, L.P.
By:  APA Excelsior IV Partners, L.P.,
     its General Partner
By:  Patricof & Co. Managers, Inc.,
     its General Partner

By:  /s/ Janet G. Effland
     Janet G. Effland
     Vice President


COUTTS & CO. (CAYMAN) LTD,
Custodian for APA Excelsior IV/Offshore
By:  Patricof & Co. Ventures, Inc.
     its Investment Adviser

By:  /s/ Janet G. Effland
     Janet G. Effland
     Managing Director




                     [SIGNATURE PAGE TO VOTING AGREEMENT]

THE P/A FUND III, L.P.
By:  APA Pennsylvania Partners III, L.P.,
     its General Partner
By:  Patricof & Co. Managers, Inc.,
     its General Partner

By:  /s/ Janet G. Effland
     Janet G. Effland
     Vice-President


PATRICOF PRIVATE INVESTMENT CLUB, L.P.
By:  APA Excelsior IV Partners, L.P.,
     its General Partner
By:  Patricof & Co. Managers, Inc.,
     its General Partner

By:  /s/ Janet G. Effland
     Janet G. Effland
     Vice President


/s/ Michael Boich            /s/ Jay Eisenlohr
-------------------------    -------------------------
Michael Boich                Jay Eisenlohr


/s/ James Peterson           /s/ John Zucker
-------------------------    -------------------------
James Peterson               John Zucker





                     [SIGNATURE PAGE TO VOTING AGREEMENT]

                                   EXHIBIT A

                     RENDITION STOCK HELD BY SHAREHOLDERS



--------------------------------------------------------------------------------------------
                                                                   Number of options,
                                                                    warrants or other
                             Number of shares of Rendition       convertible securities
                              capital stock of each class      convertible into Rendition
Shareholder's Name and         beneficially owned by each      capital stock beneficially
      Address                          Shareholder               owned by each Shareholder
--------------------------------------------------------------------------------------------
Matrix Partners III, L.P.    1,643,426 Shares - Series A         60,993 Warrants -
                             474,286 Shares - Series B           Series C
                             929,604 Shares - Series C
--------------------------------------------------------------------------------------------
InterWest Partners V, L.P.   1,633,155 Shares - Series A         60,612 Warrants -
                             96,536 Shares - Series B            Series C
                             923,892 Shares - Series C
--------------------------------------------------------------------------------------------
InterWest Investors V        10,271 Shares - Series A            381 Warrants - Series C
                             2,964 Shares - Series B
                             5,810 Shares - Series C
--------------------------------------------------------------------------------------------
Enterprise Partners III,     1,109,847 Shares - Series A         42,877 Warrants -
 L.P.                        378,856 Shares - Series B           Series C
                             653,833 Shares - Series C

--------------------------------------------------------------------------------------------
Enterprise Partners III      85,372 Shares - Series A            3,298 Warrants -
Associates, L.P.             29,142 Shares - Series B            Series C
                             50,295 Shares - Series C

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
APA Excelsior IV, L.P.       1,394,000 Shares - Series C

--------------------------------------------------------------------------------------------
Coutts & Co. (Cayman) Ltd.   246,000 Shares - Series C


--------------------------------------------------------------------------------------------
The Patricof Private         26,667 Shares - Series C
 Investment Club


--------------------------------------------------------------------------------------------
The P/A Fund III, L.P.       333,333 Shares - Series C


--------------------------------------------------------------------------------------------
Michael Boich                666,500 Shares - Common
                             159,363 Shares - Series A
--------------------------------------------------------------------------------------------
James Peterson               475,000 Shares - Common             150,000 Options -
                                                                 Common
--------------------------------------------------------------------------------------------
Jay Eisenlohr                337,500 Shares - Common             120,000 Options -
                                                                 Common
--------------------------------------------------------------------------------------------
John Zucker                  472,500 Shares - Common             12,500 Options -
                                                                 Common
--------------------------------------------------------------------------------------------

                                   EXHIBIT B

                               IRREVOCABLE PROXY



     The undersigned shareholder of Rendition, Inc., a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law)
appoints and constitutes          and Micron Technology, Inc., a Delaware
corporation ("Micron"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the shares of capital stock of the Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof until such time as this Proxy terminates in accordance with its terms. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and during the term herein no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Micron and the undersigned (the "Voting Agreement"), and is granted in consideration of Micron entering into the Agreement and Plan of Reorganization, dated as of the date hereof, between Micron and the Company (the "Reorganization Agreement"), which Reorganization Agreement contemplates the merger of the Company with and into Micron (the "Merger"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Reorganization Agreement.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time of the Merger at any meeting of the shareholders of the Company, however called, or in any action by written consent of shareholders of the Company in favor of the Merger, the execution and delivery by the Company of the Plan of Reorganization and the Agreement of Merger contemplated thereby (collectively the "Merger Agreements"), and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreements and any action required in furtherance thereof.

     The undersigned shareholder may vote the Shares on all other matters. This Proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

     Any obligation of the undersigned hereby shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

     This Proxy shall terminate upon the Expiration Date.


Dated:        , 1998                    Name:___________________________________
                                        Signature:______________________________
                                        Title:__________________________________

                                        Number of Shares of Company Capital
                                        Stock Held:

                                        Common Stock:___________________________
                                        Preferred Stock:________________________